Sierra Monitor Corporation Announces Financial Results
for the Second Quarter Ended June 30, 2010

Strong Earnings on 20% Sales Increase Year-Over-Year

Milpitas, California – July 27, 2010 – Sierra Monitor Corporation (OTC: SRMC.OB), a Cleantech focused company that delivers information technology for environment measurement and control by developing specialized embedded software that is deployed on proprietary hardware platforms, today announced financial results for the second quarter ended June 30, 2010.

Financial Highlights
•	Achieved second quarter sales of $3.5 million, an increase of 20% over the second quarter of 2009
•	Increased second quarter FieldServer product sales 30% year-over-year
•	Reported second quarter net income of $150,812, compared to a net loss of $47,073 in the prior year
•	Ended the second quarter of 2010 with a strong balance sheet, approximately $1.8 million of cash on hand and no bank debt
•	Recorded sales of $6.4 million for the six months ended June 30, 2010, an increase of 3% over the previous year
•	Reported year to date net income of $77,706 compared to a net loss of $43,010 in the previous year

Business Highlights
•
Shipped orders valued at more than $150,000 of protocol interface devices for fire detection system integration in the Town Centre at the $10 billion King Abdullah University of Science and Technology (KAUST), Saudi Arabia

•
Established a partnership with AMX®, the leading provider of solutions that simplify the implementation, maintenance, and use of technology to create effective environments, and energy measurement.  AMX will implement  FieldServer Technologies Gateway as a bridge between AMX platforms and protocols found in building management

•	FieldServer communication bridges enabled integration of fire safety and building automation systems in each of the ten World Cup Soccer stadiums in South Africa
•	Shipped gas and flame detection systems valued at more than $175,000 for a major pipeline project in Kuwait
•	Sierra Monitor completed the move into an additional 12,600 square foot light industrial space facility adjacent to its existing 16,000 square foot headquarters

Second Quarter and First Six Months of 2010 Financial Results
Net sales for the quarter ended June 30, 2010 were $3,517,732, an increase of 20% from $2,936,722 reported for the same period of 2009.  For the six months ended June 30, 2010, sales increased 3% to $6,420,812, compared to $6,206,778 for the same period of 2009.

Sierra Monitor posted GAAP net income of $150,812, or $0.01 per share (basic and diluted), for the quarter ended June 30, 2010, compared to GAAP net loss of $47,073, or $0.00 per share (basic and diluted), for the same period of 2009.  Sierra Monitor posted GAAP net income of $77,706, or $0.01 per share (basic and diluted), for the six months ended June 30, 2010, compared to GAAP net loss of $43,010, or $0.00 per share (basic and diluted), for the same period of 2009.

Sierra Monitor posted non-GAAP net income of $304,781 or $0.03 per share (basic and diluted), for the quarter ended June 30, 2010 compared to non-GAAP net income of $49,362 or $0.00 per share (basic and diluted), for the same period of 2009.  Sierra Monitor posted non-GAAP net income of $277,013, or $0.02 per share (basic and diluted), for the six months ended June 30, 2010, compared to non-GAAP net income of $138,423, or $0.01 per share (basic and diluted), for the same period of  2009.

“We made excellent progress during the second quarter and I am very pleased with the performance of our organization,” said Gordon R. Arnold, chairman and chief executive officer.  “We maintained a strong backlog, grew sales by 20%, achieved a gross margin of 59%, grew the FieldServer product line by 30%, controlled fixed costs, achieved income from operations of approximately $250,000 and moved our training facility, warehouse and inventory storage to an adjacent facility.  We enter the third quarter of 2010 with strong momentum and an opportunity to continue to produce solid financial results.”

Cash Position
Sierra Monitor had $1,794,787 in cash at June 30, 2010 with no bank borrowings.  Trade receivables at June 30, 2010 were $2,073,465.  At June 30, 2010, the Company’s Days Sales Outstanding was 53 days.

About Sierra Monitor Corporation

Sierra Monitor delivers information technology for environment measurement and control by developing specialized embedded software that is deployed on proprietary hardware platforms.  Embedded software enables data transfer between subsystems using protocol and physical medium translation.  Proprietary hardware platforms allow the Company to increase its value proposition while protecting intellectual property.

The Company’s vision is to capitalize on the expanding worldwide demand for Cleantech knowledge-based products and services that improve operational performance, productivity, efficiency and safety in building automation, industrial and military applications, while reducing demands on resources and energy consumption.

Sierra Monitor’s hardware platforms include original equipment modules for installation in customer devices and controllers, gateway boxes generally used by integrators for M2M protocol translation, and multi-component safety systems generally focused on gas and fire detection.

By providing an intelligent interface, the Company’s products enable various machines, devices, systems and people to reliably communicate useful information for the measurement and control of various environments including buildings, plants, and factories.  By delivering the data on various communications levels, including Ethernet, internet, LONworks, Profibus and others, the Company’s products make it possible for data to be accessed at more appropriate levels, such as network operations centers, control rooms or remote locations.

Sierra Monitor is an established supplier of safety and environmental instruments with more than 16,000 installations worldwide.

Safe Harbor Statement
This release includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, without limitation, statements relating to Sierra Monitor’s momentum and potential for profitability in the third quarter and ability to take advantage of future opportunities.    Forward-looking statements in this release are generally identified by words, such as "believes,” "anticipates," "plans," "expects," "will," "would," “guidance,” “projects” and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Sierra Monitor to differ materially from those indicated by such forward-looking statements, including, among others, the continuing impact of perceived or actual weakening of economic conditions on customers' and prospective customers' spending on Sierra Monitor products and services; quarterly fluctuations in Sierra Monitor’s revenues or other operating results; periodic fluctuations in product mix resulting in significant variation of profit margins, risks related to the introduction of new products and market acceptance of such products; customization and deployment delays or errors associated with Sierra Monitor’s products; impact of long sales and implementation cycles for certain products; and competitors' release of competitive products and other actions. Further information on potential factors that could affect the financial results of Sierra Monitor are included in risks described in Sierra Monitor’s filings with the Securities and Exchange Commission, including, without limitation, Sierra Monitor’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available on the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Sierra Monitor does not undertake any obligation to update forward-looking statements contained in this release.

Sierra Monitor Investor Relations Contact:
Steve Polcyn
(925) 548 3516
steve_polcyn@earthlink.net

Table A

SIERRA MONITOR CORPORATION

Statements of Operations

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009

Net sales	$3,517,732	$2,936,722	$6,420,812	$6,206,778
Cost of goods sold	1,432,443	1,186,272	2,656,485	2,605,741
Gross profit	2,085,289	1,750,450	3,764,327	3,601,037
Operating expenses
Research and development	503,908	503,175	986,930	983,677
Selling and marketing	842,514	840,505	1,674,490	1,701,526
General and administrative	489,104	485,225	975,343	987,517
	1,835,526	1,828,905	3,636,763	3,672,720
Income (loss) from operations	249,763	(78,455)	127,564	(71,683)

Interest income	900	-	1,947	-
Income (loss) before income taxes	250,663	(78,455)	129,511	(71,683)

Income tax provision (benefit)	99,851	(31,382)	51,805	(28,673)
Net income (loss)	$150,812	$(47,073)	$77,706	$(43,010)

Net income (loss) available to common shareholders per common share
Basic	$0.01	$0.00	$0.01	$0.00
Diluted	$0.01	$0.00	$0.01	$0.00
Weighted-average number of common shares used in per share computations:
Basic	11,448,045	11,431,545	11,443,129	11,429,879
Diluted	11,602,565	11,431,545	11,606,530	11,429,879

Table B

SIERRA MONITOR CORPORATION

Balance Sheet

	June 30,	December 31,
	2010	2009
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$1,794,787	$2,203,018
Trade receivables, less allowance for doubtful accounts of approximately $85,000 and $70,000 respectively	2,073,465	1,354,775
Inventories, net	1,906,242	1,892,313
Prepaid expenses	168,986	240,204
Income tax deposit	5,848	-
Deferred income taxes - current	259,855	259,855
Total current assets	6,209,183	5,950,165

Property and equipment, net	291,596	238,377
Other assets	135,346	167,615
Total assets	$6,636,125	$6,356,157

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$538,090	$523,763
Accrued compensation expenses	468,879	372,035
Other current liabilities	99,949	73,351
Income taxes payable	45,598	34,251
Total current liabilities	1,152,516	1,003,400

Deferred tax liability	14,575	14,575
Total liabilities	1,167,091	1,017,975

Commitments and contingencies
Shareholders’ equity:
Common stock, $0.001 par value; 20,000,000 shares authorized; 11,446,076 and 11,438,212 shares issued and outstanding, respectively	11,446	11,438
Additional paid-in capital	3,648,340	3,595,202
Retained earnings	1,809,248	1,731,542
Total shareholders’ equity	5,469,034	5,338,182
Total liabilities and shareholders’ equity	$6,636,125	$6,356,157

See accompanying notes to the audited condensed financial statements.

NON-GAAP FINANCIAL MEASURES

The accompanying news release dated July 27, 2010 contains non-GAAP financial measures. Table C reconciles the non-GAAP financial measures in that news release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating expenses, non-GAAP profit (loss) from operations and related non-GAAP profit (loss) as a percentage of revenue, non-GAAP net profit (loss) and basic and diluted non-GAAP net profit (loss) per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management’s knowledge. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis. Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses. We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Deferred Income Taxes

The effect of changes in deferred tax balances is non-cash and is not comparable across periods or with other companies. We exclude these amounts from our internal measures for budget and planning purposes.

Share-based Compensation Expense

Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options. While share-based compensation is an expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. For these reasons we exclude share-based compensation expenses from our non-GAAP financial measures. We compute weighted average dilutive shares using the methods required by GAAP for both GAAP and non-GAAP diluted net income (loss) per share.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor's financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C

Sierra Monitor Corporation

Reconciliation of GAAP to Non-GAAP Net Income

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009

GAAP Net Income	$150,812	$(47,073)	$77,706	$(43,010)
Depreciation and amortization	61,280	82,469	126,161	147,365
Provision for bad debt expense	7,500	10,850	15,000	13,350
Provision for inventory losses	5,000	-	5,000	(8,000)
Deferred income taxes	54,253	(22,393)	-	(22,393)
Stock based compensation expense	25,936	25,509	53,146	51,111
Total adjustments to GAAP net income	153,969	96,435	199,307	181,433
Non-GAAP Net income	$304,781	$49,362	$277,013	$138,423
Non-GAAP Net income per share:
Basic	$0.03	$0.00	$0.02	$0.01
Diluted	$0.03	$0.00	$0.02	$0.01
Weighted-average number of shares used in per share computations:
Basic	11,448,045	11,431,545	11,443,129	11,429,879
Diluted	11,602,565	11,431,545	11,606,530	11,429,879